UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

FISERV, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	39-1506125
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

600 N. Vel R. Phillips Avenue Milwaukee, Wisconsin	53203
(Address of principal executive offices)	(Zip Code)

FISERV FUNDING UNLIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	98-1852926
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

10 Hanover Quay Dublin, Ireland	D02 K510
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
2.875% Senior Notes due 2028	New York Stock Exchange
3.500% Senior Notes due 2032	New York Stock Exchange
4.000% Senior Notes due 2036	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates:

333-277241

Securities to be registered pursuant to Section 12(g) of the Act:

None (Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

Fiserv, Inc. (the “Company”) and Fiserv Funding Unlimited Company (the “Issuer”), an indirect, wholly owned subsidiary of the Company, hereby incorporate by reference the description of the Issuer’s 2.875 % Senior Notes due 2028, the Issuer’s 3.500% Senior Notes due 2032 and the Issuer’s 4.000% Senior Notes due 2036, and the related guarantees thereof of the Company, to be registered hereunder, contained under the heading “Description of the Notes” included in the Issuer’s Prospectus Supplement, dated as of April 29, 2025, as filed with the Securities and Exchange Commission (the “Commission”) on April 30, 2025 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and under the heading “Description of Debt Securities and Guarantees of Debt Securities” in the accompanying Prospectus that constitutes a part of the Registration Statement on Form S-3 (Registration No. 333-277241) filed by the Company with the Securities and Exchange Commission on February  22, 2024, as amended by the Post-Effective Amendment No. 1 to the Registration Statement filed by the Issuer and the Company with the Securities and Exchange Commission on April 24, 2025.

Item 2.	Exhibits.

4.1	Indenture, dated as of April 24, 2025, among Fiserv Funding Unlimited Company, as issuer, Fiserv, Inc., as a guarantor, the guarantors party thereto from time to time and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.4 to the Post-Effective Amendment No. 1 to the Registration Statement filed by the Issuer and the Company with the Securities and Exchange Commission on April 24, 2025).

4.2	First Supplemental Indenture, dated as of May 7, 2025, among Fiserv Funding Unlimited Company, as issuer, Fiserv, Inc., as a guarantor, and U.S. Bank Trust Company, National Association, as trustee (including the Form of 2.875% Senior Notes due 2028) (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on May 7, 2025).

4.3	Second Supplemental Indenture, dated as of May 7, 2025, among Fiserv Funding Unlimited Company, as issuer, Fiserv, Inc., as a guarantor, and U.S. Bank Trust Company, National Association, as trustee (including the Form of 3.500% Senior Notes due 2032) (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on May 7, 2025).

4.4	Third Supplemental Indenture, dated as of May 7, 2025, among Fiserv Funding Unlimited Company, as issuer, Fiserv, Inc., as a guarantor, and U.S. Bank Trust Company, National Association, as trustee (including the Form of 4.000% Senior Notes due 2036) (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on May 7, 2025).

4.5	Agency Agreement, dated as of May 7, 2025, among Fiserv Funding Unlimited Company, as issuer, U.S. Bank Europe DAC, as paying agent, and U.S. Bank Trust Company, National Association, as trustee and security registrar (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed on May 7, 2025).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FISERV, INC.

Date: May 7, 2025	By:	/s/ Robert W. Hau
Robert W. Hau
Chief Financial Officer

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FISERV FUNDING UNLIMITED COMPANY

Date: May 7, 2025	By:	/s/ Rajan Verma
Rajan Verma
Director